EXHIBIT 23A

                 Consent of Grant Thornton LLP

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       Consent of Independent Certified Public Accountants
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We have issued our report dated January 12, 1996 accompanying the consolidated financial statements of Harleysville National Corporation and Subsidiaries appearing in the 1995 Annual Report of the Company to its shareholders on Form 10-K for the year ended December 31, 1995 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ Grant Thornton LLP
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Grant Thornton LLP


Philadelphia, Pennsylvania
December 10, 1996